EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sterling Savings Bank Employees Savings and Investment Plan and Trust
Portland, Oregon
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-192346) of Umpqua Holdings Corporation of our report dated June 30, 2014, relating to the financial statements and supplemental schedule of Sterling Savings Bank Employee Savings and Investment Plan and Trust, which appear in this Form 11-K for the year ended December 31, 2013.

/s/ BDO USA, LLP
Spokane, Washington

June 30, 2014